Exhibit 10.1

INDEMNITY AGREEMENT

Made effective the    day of         .

BETWEEN:

BAKBONE SOFTWARE INCORPORATED, a corporation incorporated under the laws of the Province of Alberta (hereinafter called the “Company”)

AND

                     (hereinafter called the “Indemnified Party”)

WHEREAS the Indemnified Party has agreed to act as a director and/or officer of the Company and the Company’s subsidiaries, or serve, at the request of the Company, as a director and/or officer of another body corporate of which the Company is a shareholder or creditor (as defined in the Business Corporations Act (Alberta) (the “Act”) and referred to herein as a “Body Corporate”);

AND WHEREAS in accordance with the provisions of the by-laws of the Company (the “By-Laws”) and the Act, it is desired that the Company indemnify the Indemnified Party in certain circumstances in respect of liability which the Indemnified Party may incur as a result of his acting as a director and/or officer of the Company, or as a director and/or officer of another Body Corporate;

NOW THEREFORE, IN CONSIDERATION OF the premises and mutual covenants herein contained, and in consideration of the sum of One ($1.00) Dollar paid by the Indemnified Party to the Company (the receipt of which is hereby acknowledged) and the Indemnified Party acting as a director and/or officer of the Company or as a director and/or officer of another Body Corporate, the Company and the Indemnified Party do hereby covenant and agree as follows:

1.	Agreement to Serve

The Indemnified Party agrees to serve and/or continue to serve the Company and the Body Corporate of which the Company is a shareholder or creditor as a director and/or officer and to so serve faithfully and to the best of his ability so long as the Indemnified Party is duly elected or appointed, as the case may be, in accordance with the provisions of the Act and the By-Laws until such time as the Indemnified Party tenders in writing its resignation from such position.

2.	Indemnification

The Company agrees, subject to applicable law:

(a)	Except in respect of an action by or on behalf of the Company or a Body Corporate to procure a judgment in its favour, to indemnify the Indemnified Party and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action, cause of action or to satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Party is made a party by reason of being or having been a director or officers of the Company or of a Body Corporate of which the Company is or was a shareholder or creditor, if:

(i)	the Indemnified Party acts honestly and in good faith with a view to the best interests of the Company; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(b)	To indemnify the Indemnified Party and his heirs and legal representative in respect of an action by or on behalf of the Company or a Body Corporate to procure a judgment in its favour, to which the Indemnified Party is made a party by reason of being or having been a director of officer of the Company or of a Body Corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if the Indemnified Party has fulfilled the conditions set forth in subsections a(i) and (ii) set out above and if the Company obtains the approval of the Court of Queen’s Bench of Alberta to so indemnify him.

(c)	In the event that the approval of the Court of Queen’s Bench of Alberta or any other court is required to effect any indemnification granted hereunder, the Company agrees to make its best efforts to obtain the Court’s approval to such indemnification provided that the director seeking indemnification has fulfilled the conditions set forth in subsection a(i) and (ii) herein.

(d)	Notwithstanding the foregoing, to indemnify the Indemnified Party and his heirs and legal representatives in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which the Indemnified Party is made a party by reason of being or having been a director or officer of the Company or of a Body Corporate, if the Indemnified Party:

(i)	was substantially successful on the merits in his defence of the action or proceeding;

(ii)	fulfills the conditions set out in subsections a(i) and (ii) set out above; and

(iii)	is fairly and reasonably entitled to indemnity.

(e)	To indemnify the Indemnified party and his heirs and legal representatives in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any threatened civil, criminal or administrative action or proceeding or alleged wrongdoing against the Indemnified Party by reason of being or having been a director or officer of the Company or of a Body Corporate.

The intention of this Agreement is to provide the Indemnified Party indemnification to the fullest extent permitted by law and, without limiting the generality of the foregoing and notwithstanding anything contained herein, nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in this Section 2, and this Section 2 is intended to provide indemnification to the Indemnified Party to the fullest extent permitted by the Act and, in the event that such statute is amended, to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), this Section 2 shall be deemed to be amended concurrently with the amendment to the statute so as to provide such broader indemnification.

3.	Pre-paid Expenses

All costs, charges and expenses reasonably incurred by the Indemnified Party in investigating, defending or appealing any civil, criminal or administrative action or proceeding, actual or threatened, covered hereunder shall, at the request of the Indemnified Party, be paid by the Company in advance as may be appropriate to enable the Indemnified Party to properly investigate, defend or appeal such proceeding, with the understanding and agreement being herein made that, in the event it is ultimately determined as provided hereunder that the Indemnified Party was not entitled to be so indemnified, or was not entitled to be fully so indemnified, that Indemnified Party shall indemnify and hold harmless the Company, and to pay to the Company such amount or the appropriate portion thereof, so paid in advance.

4.	Other Rights and Remedies

Indemnification and advance payment of expenses as provided by this Agreement shall not be deemed to derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the articles of the Company, the By-Laws, this Agreement, any vote of shareholders of the Company, or otherwise, both as a matter arising out of his capacity as a director and/or officer of the Company, or as to matters arising out of another capacity with the Company while being a director and/or officer of the Company, or as a matter arising by reason of his being or having been, at the request of the Company, a director and/or officer, of any other Body Corporate and shall continue after the Indemnified Party has ceased to be a director and/or officer of the Company or any other Body Corporate.

5.	Limitation of Actions and Release of Claims

No legal action shall be brought and no course of action shall be asserted by or on behalf of the Company or any affiliate (as defined in the Act) of the Company against the Indemnified Party, his estate, executors, administrators, legal representatives or lawful heirs after the expiration of two years from the date the Indemnified Party ceased (for any reason) to be a director and/or officer of the Company or a Body Corporate if the Indemnified Party originally served in that position at the request or appointment of the Company, and the Company agrees that any claim or cause of action of the Company or of an affiliate shall be extinguished and the Indemnified Party, his estate, executors, administrators, legal representatives and lawful heirs deemed released therefrom absolutely unless asserted by the commencement of legal action in a court of competent jurisdiction within such two-year period.

6.	Notice of Proceedings

The Indemnified Party agrees to give reasonable notice to the Company within seven days of being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal or administrative action or proceeding against the Indemnified Party as a party, and the Company agrees to notify the Indemnified Party in writing within seven days of being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal or administrative action or proceeding naming the Indemnified Party as a party to such proceeding.

7.	Counsel

The Company may retain counsel, who shall be reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in any such matter. In any such matter the Indemnified Party shall have the right to retain counsel, or other counsel, to act on his behalf provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party unless:

(a)	the Indemnified Party and the Company shall have mutually agreed to the retention of such other counsel;

(b)	the Company shall not have retained counsel to represent the Indemnified Party within 10 days of receiving notice of the claim or other matter to which indemnity may be required to be provided hereunder; or

(c)	the named parties to any such action, claim, demand or proceeding (including any added third, or interpleaded parties) include the Company or Body Corporate and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defences)

in which event the Company agrees to pay the fees and disbursements of such counsel.

8.	Indemnified Party to Cooperate

The Indemnified Party agrees to give the Company such information and cooperation as the Company may reasonably require from time to time in respect of all matters hereunder.

9.	Insurance

The Company agrees that in the event the Company or Body Corporate shall maintain a policy of insurance with respect to liability relating to its directors or officers which policy may pursuant to its terms extend to the Indemnified Party in his capacity as a director and/or officer of the Company and/or Body Corporate, the Company will use its reasonable best efforts to include the Indemnified Party as an insured under such policy to the maximum extent reasonably possible.

10.	Effective Time

This Agreement shall be effective as and from the first day that the Indemnified Party became or becomes a director and/or officer of the Company or commenced or commences to serve, at the request of the Company, as an officer and/or director of a Body Corporate.

11.	Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been fully given if personally delivered to the party to whom the notice or other communication is directed.

If the Company receives notice from any other source of any matter which the Indemnified Party would otherwise be obligated hereunder to give notice of to the Company, then the Indemnified Party shall be relieved of his obligation hereunder to give notice to the Company, provided the Company has not suffered any damage from the failure of the Indemnified Party to give notice as herein required.

12.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)	the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)	to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

13.	Governing Law

The parties hereto agree that this agreement shall be construed and enforced in accordance with the laws of the Province of Alberta.

14.	Modification and Waiver

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15.	Entire Agreement

This Agreement shall supersede and replace any and all prior agreements (except any written agreement) of employment between the Company and the Indemnified Party, which shall remain in full force and effect (except to the extent augmented or amended hereby) between the parties hereto respecting the matter set forth herein, and shall constitute the entire agreement between the parties hereto in respect of the matter set forth herein.

16.	Successors and Assigns

This Agreement shall be binding upon and enure for the benefit of the Company and its successors and assigns and to the Indemnified Party and his estate, executors, administrators, legal representatives, lawful heirs, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the date first above written.

BAKBONE SOFTWARE INCORPORATED

Per:

Witness	{Indemnified Party}